Exhibit 10.1

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”), dated as of December 31, 2018, is entered into by and between ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership (the “Company”), and ICON GP 14, LLC, a Delaware limited liability company (the “General Partner”), and is intended to accomplish the complete liquidation and dissolution of the Company in accordance with provisions of the Delaware Limited Partnership Act.

RECITALS

WHEREAS, the Company and the General Partner, among others, are parties to a Limited Partnership Agreement, dated as of March 30, 2009 (the “LP Agreement”); and

WHEREAS, the General Partner has determined that it is in the best interest of the Company to complete the liquidation and dissolution of the Company pursuant to the adoption of this Plan; and

WHEREAS, in furtherance hereof, the General Partner shall (i) place all of the Company’s assets and liabilities, including any cash, in a liquidating trust (the “Liquidating Trust”), with ICON Capital, LLC as its managing trustee (the “Managing Trustee”), for the benefit of the holders of units of limited partnership interests of the Company (the “Partners”); and (ii) cause the Liquidating Trust, pursuant to the terms of a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) by and among the Company, the Managing Trustee, and NRAI Services, LLC, as resident trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”), of even date herewith and attached as Exhibit A hereto, to distribute all of the net cash proceeds from the sale of assets of the Liquidating Trust and cash, less reserves for any contingent liabilities, to the beneficiaries of the Liquidating Trust; and

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Partners of the Company shall receive, in exchange for their respective units of limited partnership interests, a pro rata beneficial interest in the Liquidating Trust; and

WHEREAS, in furtherance of the liquidation and dissolution of the Company as described herein, the General Partner has adopted and approved this Plan.

NOW THEREFORE, the General Partner authorizes the following on behalf of the Company:

1. The Company shall enter into, execute and deliver the Liquidating Trust Agreement with the Trustees.

2. The Company shall enter into, execute and deliver to the Managing Trustee a Bill of Sale, Assignment, Acceptance and Assumption Agreement, which is attached hereto as Exhibit B (the “Bill of Sale”), which, together with related transfer instruments, shall transfer and assign to the Managing Trustee, on behalf of the Liquidating Trust, all right, title, interest in and to, and liabilities and obligations related to, all assets, including, but not limited to, any cash reserves and any other assets and liabilities held by the Company as of the date of such Bill of Sale. The assets in the Liquidating Trust shall be reserved, liquidated or distributed by the Managing Trustee in accordance with the terms of the Liquidating Trust Agreement.

3. The Company shall continue to indemnify the General Partner and its officers, directors, managers, members, employees and agents in accordance with the Company’s Certificate of Limited Partnership, the LP Agreement and any contractual arrangements, for actions taken in connection with this Plan. The General Partner is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder.

4. If for any reason the General Partner determines that such action would be in the best interests of the Company, it may amend or modify the Plan and the actions contemplated hereunder without any further action or approval from the Partners.

5. The General Partner shall cause the Company to file with the Secretary of State of the State of Delaware a Certificate of Cancellation, which cancels the Company’s Certificate of Limited Partnership.

6. The General Partner shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the Company, including, but not limited to, the execution and delivery of any and all agreements, certificates, instruments or other documents deemed required, necessary or desirable in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first set forth above.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

By:	ICON GP 14, LLC
its General Partner

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer and Co-President

ICON GP 14, LLC

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer and Co-President

EXHIBIT A

Liquidating Trust Agreement

EXHIBIT B

Bill of Sale, Assignment, Acceptance and Assumption Agreement